UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2019

AMN HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16753	06-1500476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2019, AMN Healthcare, Inc., a Nevada corporation (the “Company”) and a wholly owned subsidiary of AMN Healthcare Services, Inc., a Delaware corporation (“AMN”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Advanced Medical Holdings, LLC, a Delaware limited liability company (the “Stockholder”), and Advanced Medical Personnel Services, Inc., a Florida corporation (“Advanced Medical”).

Under the terms of the Purchase Agreement, the Company has agreed to acquire (the “Acquisition”) all of the issued and outstanding shares of capital stock of Advanced Medical from the Stockholder, who is the sole shareholder of Advanced Medical, in exchange for $200,000,000 of cash consideration (the “Purchase Price”) at the closing of the Acquisition. Closing of the Acquisition and payment of the Purchase Price by the Company is subject to certain adjustments with up to an additional $20,000,000 to be paid if Advanced Medical achieves certain financial results as of December 31, 2019. The parties have agreed that the Company will deposit $17,000,000 of the Purchase Price into an escrow account at the closing of the Acquisition, and a representations and warranties insurance policy has been procured to secure the indemnification obligations of Stockholder pursuant to the Purchase Agreement.

The closing of the Acquisition is contingent upon satisfaction of certain conditions by the parties. AMN anticipates that the Acquisition will close in early June 2019 and, upon its consummation, Advanced Medical will become a wholly owned subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: April 30, 2019	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer